                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): December 11, 1998



                          THE ZIEGLER COMPANIES, INC.
                          ---------------------------
             (Exact name of Registrant as specified in its charter)


       Wisconsin                  1-10854                  39-1148883
       ---------                  -------                  ----------
(State of incorporation)    (Commission File No.)   (I.R.S. Employer Id. No.)


                             215 North Main Street
                        West Bend, Wisconsin 53095-3317
                        -------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (414) 334-5521
                                 --------------
              (Registrant's telephone number, including area code)

     Item 2.  Acquisition or Disposition of Assets.

     On December 11, 1998, The Ziegler Companies, Inc. ("Ziegler" or the "Company") announced that its wholly owned subsidiary ZACQ Corp., a Colorado corporation (the "Purchaser"), had accepted for payment all shares of common stock, par value $.01 per share, including fractional shares represented by scrip (the "Common Shares") of PMC International, Inc., a Colorado corporation ("PMC") and all shares of preferred stock, without par value (the "Preferred Shares" and together with the Common Shares, the "Shares") which had been tendered pursuant to the Purchaser's tender offer (the "Offer") to purchase all outstanding Common Shares at a price of $0.60 per Common Share, net to the seller in cash, without interest thereon and all outstanding Preferred Shares at a price of $2.50 per Preferred Share, net to the seller in cash, without interest thereon. The Offer expired, as scheduled, on December 10, 1998. Pursuant to the Offer and the exercise by Ziegler of certain conversion rights and options granted by PMC to Ziegler, the Purchaser and Ziegler acquired in the aggregate approximately 95% of the outstanding Common Shares and 89% of the outstanding Preferred Shares, respectively. Ziegler subsequently acquired 40,300 shares of Preferred Stock for $141,050 and holds approximately 97% of the outstanding Preferred Stock as of December 25, 1998.

     The Offer and the Merger

     The Offer was made pursuant to the Agreement and Plan of Merger, dated as of November 3, 1998, among the Purchaser, Ziegler and PMC (the "Merger Agreement"). The Merger Agreement provides that, among other things, as soon as practicable after the purchase of the Shares pursuant to the Offer and the satisfaction of the other conditions set forth in the Merger Agreement, the Purchaser will be merged with and into PMC (the "Merger") in accordance with the relevant provisions of the Colorado Business Corporation Act ("CBCA"). Because, following the consummation of the Offer and later purchases, the Purchaser and Ziegler together own more than 90% of the outstanding Common Shares and of the Preferred Shares under the CBCA the Purchaser and Ziegler voting together can approve and effect the Merger without the affirmative vote of any other holders of Shares.

     The Merger will be consummated by filing with the Colorado Secretary of State articles of merger (the time of such filing being the "Effective Time"). At the Effective Time (estimated to be December 31, 1998), each outstanding Common Share not tendered pursuant to the Offer will be canceled and extinguished and each such Common Share (other than Common Shares owned by PMC, Ziegler, or any affiliate of either, including the Purchaser, and other than any Common Shares held by holders who have properly exercised dissenters' rights with respect thereto in accordance with Article 113 of Title 7 of the CBCA) will be converted into the right to receive $0.60 per Common Share in cash (without interest). At the Effective Time, each outstanding Preferred Share not tendered pursuant to the Offer will be canceled and extinguished and each such Preferred Share (other than Preferred Shares owned by PMC, Ziegler, or any affiliate of either, including the Purchaser, and other than any Preferred Shares held by holders who have properly exercised dissenters' rights with respect thereto in accordance with Article 113 of Title 7 of the CBCA) will be converted into the right to receive $2.50 per Preferred Share in cash (without interest). Each outstanding share of common stock of the Purchaser, at the Effective Time, will be converted into one Common Share of PMC. The purpose of the Merger is to complete the acquisition of the entire equity interest in, and control of, PMC by Ziegler pursuant to the Merger Agreement.

     The $0.60 per Common Share and $2.50 per Preferred Share cash price in the Offer and the Merger, and the other terms of the Merger Agreement, were the result of arms-length negotiations between Ziegler and PMC prior to the execution of the Merger Agreement and the consummation of the Offer. A total of 4,213,795.05 and 86,550 outstanding Common Shares and Preferred Shares were acquired as a result of the Offer. Former holders of Shares who do not wish to accept the cash payments of $0.60 per Common Share or $2.50 per Preferred Share, as appropriate, pursuant to the Merger are entitled to assert dissenters' rights under the CBCA and to seek an appraisal of, and be paid the "fair value" for, their Shares as provided in the CBCA.

     As contemplated by the Merger Agreement, on December 11, 1998, following the purchase by the Purchaser of Shares pursuant to the Offer, five of the six remaining members of the Board of Directors of PMC resigned. The sole remaining Board member filled the positions vacated by electing one person designated by Ziegler and then resigned. The Ziegler designated director then appointed the remaining six persons designated by Ziegler as directors of PMC.

     Upon consummation of the Offer a filing was made with the Securities and Exchange Commission (the "Commission") to suspend PMC's reporting obligations and terminate the registration of the Common Shares under the Securities Exchange Act of 1934, as amended.

     PMC's Annual Report on Form 10-KSB for the year ended December 31, 1997 described PMC's business as follows:

          Founded in 1986, the Company is an independent sponsor of privately managed accounts and asset allocation and wrap programs. The majority of the Company's revenues are derived from its individually managed wrap program, which the Company created and has administered since 1987. In addition to the its traditional wrap program, since 1994 the Company has invested in developing a range of related technology-based services and has added staff to develop and support the Company's new products. The Company's products and services are designed to assist professional financial consultants in their efforts to market high quality, fully diversified portfolio management products. Through the use of technology, the Company assists third-party financial advisors such as banks, insurance companies and brokerage firms (collectively, "Institutional Channels") and independent financial planners ("Independent Channels") in allocating and diversifying a customer's investment portfolio across multiple asset classes and investments. In respect to Institutional Channels, the Company's products allow for a repeatable sales process which helps increase sales productivity while ensuring compliance with the Institutional Channels' corporate and regulatory policies.

     Ziegler is undertaking a thorough review of PMC's operations and studying the manner in which the operations of the two companies can best be optimized, and intends to take such actions as a result of this review as may be deemed appropriate under the circumstances. Ziegler currently intends to continue the primary business operations of PMC, and to continue to use the PMC physical assets of such primary business operations for that purpose, while integrating such operations with its own, but reserves the right to take other actions.

     Financing of the Offer and the Merger

     The total amount of funds required to consummate the Offer and the Merger is currently estimated to be approximately $4.4 million, including related fees and expenses. This amount has been or will be funded from Ziegler's working capital.

     Additional Information

     Further information concerning the Offer and the Merger is contained in the Tender Offer Statement on Schedule 14D-1 filed by Ziegler and the Purchaser with the Commission on November 10, 1998, as amended (the "Schedule 14D-1"), which includes the Offer to Purchase, dated November 9, 1998 (the "Offer to Purchase"), and in the Solicitation/Recommendation Statement on Schedule 14D-9, dated November 9, 1998, as amended, filed by PMC with the Commission on November 10, 1998. The Merger Agreement, the Offer to Purchase and certain related documents are described in and filed as exhibits to the Schedule 14D-1 and are incorporated herein by reference. The descriptions of those documents contained herein do not purport to be complete and are qualified in their entirety by reference to the provisions of the respective documents.

     Item 5.

     The Company has retained First Analysis Securities Corp., an investment banking firm specializing in the environmental industry, to advise it on the possible sale of WRR Environmental Services Co., the Company's environmental services subsidiary ("WRR"). WRR, which is the Company's only non-financial services business, had 1997 revenues and operating income of approximately $12.4 million and $.6 million, respectively. Company management believes both the Company and WRR could benefit from an exclusive focus on their respective businesses.

     On December 28, 1998, the Company announced that it expects to incur an after tax charge against fourth quarter earnings of approximately $1.6 million primarily related to a reduction in scale of its taxable fixed income trading department, and $240,000 for additional environmental reserves relating to WRR. Although the Company had invested significantly in expansion of the taxable fixed income operations in late 1997 and early 1998, adverse conditions in the taxable fixed income markets and other factors have resulted in operating losses from these activities. The fourth quarter charge related to these operations includes the expenses of a reduction in the size of the taxable fixed income department to a level at which previous operations were profitable. These charges are expected to more than offset a strong fourth quarter by the Company's investment banking, asset management and retail brokerage business segments.

     While a final determination by the Board of Directors will not be decided or announced until January 19, 1999, it is the present intention of the Board of Directors to declare a $.13 per share regular dividend for the fourth quarter, and not declare an extra dividend for 1998.

     Statement Regarding Forward Looking Disclosure

     Except for the historical information contained in this Report, certain matters discussed herein contain forward looking statements that involve risks and uncertainties, including (without limitation) the effect of economic and market conditions, such as demand for investment banking and brokerage services in the market served by Ziegler, pricing of services, environmental matters, successful management of financial and legal risks which necessarily accompany various segments of the Ziegler's business, profitable operations of the recently expanded institutional trading desks, Year 2000 issues and competition in the financial services industry. The forward looking statements and statements based on Ziegler's beliefs represent Ziegler's attempt to measure activity in, and to analyze the many factors affecting, the markets for its products. There can be no assurance that: (i) Ziegler has correctly measured or identified all of the factors affecting these markets or the extent of their likely impact; (ii) the publicly available information with respect to these factors on which Ziegler's analysis is based is complete or accurate or (iii) Ziegler's analysis is correct.

     Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired:

          The following financial statements of PMC (Commission File No. 0-14937) are incorporated herein by reference to pages F-1 through F-20 of PMC's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1997:

          Consolidated Statements of Operations for the years ended December 31, 1997 and 1996

          Consolidated Balance Sheets as of December 31, 1997 and 1996

          Consolidated Statements of Changes in Shareholders' Equity (Deficit) for the years ended December 31, 1997 and 1996

          Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996

          Notes to Consolidated Financial Statements

          Independent Auditors' Report

          The following unaudited consolidated financial statements of PMC are incorporated herein by reference to pages 3 through 9 of its Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1998:

          Condensed Consolidated Balance Sheet as of September 30, 1998

          Condensed Consolidated Statements of Income for the three months and nine months ended September 30, 1998 and 1997

          Condensed Consolidated Statements of Cash Flows for the three months and nine months ended September 30, 1998 and 1997

          Notes to Financial Statements

     (b)  Pro Forma Financial Information:

          The following unaudited pro forma combined financial statements reflecting the acquisition of PMC are filed herewith:

          Introduction

          Unaudited Pro Forma Combined Income Statement For Nine Months Ended September 30, 1998

          Unaudited Pro Forma Combined Income Statement for calendar year ended December 31, 1997

          Unaudited Pro Forma Combined Balance Sheet, dated September 30, 1998

          Notes to Unaudited Fro Forma Combined Financial Statements

     (c)  Exhibits:

          See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    THE ZIEGLER COMPANIES, INC.



Date: December 23, 1998             By: /s/ Dennis Wallestad
                                       ------------------------
                                           Dennis Wallestad
                                        Senior Vice President

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As described under Item 2 of this Form 8-K, Ziegler formed a new wholly owned subsidiary and, pursuant to the Offer and other purchases, acquired approximately 95% of PMC's outstanding common stock and 97% of PMC's Preferred Stock as of December 25, 1998. Effective December 31, 1998, Ziegler and PMC will be combined through a merger of Ziegler's newly created, wholly owned subsidiary into PMC. Under the Merger Agreement, all outstanding Common Shares of PMC will be converted into the right to receive $0.60 per Common share and all outstanding Preferred Shares will be converted into the right to receive$2.50 per Preferred Share.

The following Unaudited Pro Forma Combined Balance Sheet and Statements of Income (the "Pro Forma Statements") give effect to the Merger using the purchase method of accounting and are based on the estimates and assumptions set forth in the notes to such Pro Forma Statements. The Pro Forma Statements have been prepared by Ziegler utilizing the separate historical consolidated financial statements of Ziegler and PMC. The Unaudited Pro Forma Combined Balance Sheet has been prepared as if the Merger occurred on September 30, 1998. The Unaudited Pro Forma Combined Statements of Income have been prepared as if the Merger occurred on January 1, 1997 and 1998, respectively.

These Pro Forma Statements have been prepared and included herein as required by the rules and regulations of the Securities and Exchange Commission and are provided for comparative purposes only. The unaudited Pro Forma Adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of Ziegler believes are reasonable. The Pro Forma Statements are not necessarily indicative of the future combined financial position and results of operations or those which would have occurred had the Merger been consummated as of the dates reflected in the pro forma statements. The following Pro Forma Financial Statements do not reflect any adjustments for the various synergies or cost reductions Ziegler expects to achieve as a result of the Merger, and should be read in conjunction with the audited historical consolidated financial statements, including the notes thereto, of Ziegler and PMC.

                     THE ZIEGLER COMPANIES, INC. (ZCO) AND
                         PMC INTERNATIONAL, INC. (PMC)
                     PRO FORMA COMBINED STATEMENT OF INCOME
                                  (Unaudited)

                                                                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                                      ---------------------------------------------------------------------
                                                                                                            Total Pro Forma
                                                          ZCO           PMC        Combined    Adjustments     Combined
                                                          ---           ---        --------    -----------  ---------------

Revenues:
 Investment banking and commission income             $40,795,829             -   $40,795,829                 $40,795,829
 Investment management fees                             5,411,126   $14,668,348    20,079,474                  20,079,474
 Interest and dividends                                 5,100,178             -     5,100,178    (186,000)      4,914,178
 Gross profit on chemical products
                                                        3,462,731             -     3,462,731                   3,462,731
 Insurance agency                                       1,058,047             -     1,058,047                   1,058,047
 Other                                                  3,865,792       194,366     4,060,158                   4,060,158
                                                      -----------   -----------   -----------    ----------   -----------
      Net Revenue                                     $59,693,703   $14,862,714   $74,556,417    (186,000)    $74,370,417

Expenses:
 Employee compensation and benefits                   $30,874,441   $ 5,039,136   $35,913,577                 $35,913,577
 Brokerage commission and clearing fees                 2,696,170       613,794     3,309,964                   3,309,964
 Investment manager and other fees                              -     8,151,912     8,151,912                   8,151,912
 Software development costs                                     -       272,772       272,772                     272,772
 Communications                                         3,002,728             -     3,002,728                   3,002,728
 Occupancy and equipment                                4,874,104     1,708,714     6,582,818                   6,582,818
 Advertising and Promotion                              3,101,815     1,060,930     4,162,745                   4,162,745
 Professional and regulatory                            1,370,304       520,638     1,890,942                   1,890,942
 Provision for losses                                   3,900,000             -     3,900,000                   3,900,000
 Interest                                               3,325,050             -     3,325,050                   3,325,050
 Other operating expenses (Including Amortization)      5,993,854     1,317,354     7,311,209    (597,000)      7,908,209
                                                      -----------   -----------   -----------    --------     -----------
      Total Operating Expenses                        $59,138,466   $18,685,250   $77,823,716    (597,000)    $78,420,716
      Income from continuing operations before
       income tax                                         555,237    (3,822,536)   (3,267,299)                 (4,050,299)
Provisions for income taxes                               201,500             -       201,500     (74,400)        127,100
                                                      -----------  ------------   -----------    --------     -----------
      Net Income                                      $   353,737  $ (3,822,536)  $(3,468,799)   (708,600)    $(4,177,399)
                                                      ===========  ============   ===========    ========     ===========

      Net earnings (loss) per share of common stock:  $      0.15                                             $     (1.75)
         Basic earnings (loss) per share
         Diluted earnings (loss) per share            $      0.14                                             $     (1.70)

      Average number of shares outstanding:
         Basic                                          2,387,713                                               2,387,713
         Diluted                                        2,457,744                                               2,457,744

The accompanying notes to consolidated financial statements are an integral part of this statement.

      THE ZIEGLER COMPANIES, INC. (ZCO) AND PMC INTERNATIONAL, INC. (PMC)
                   PRO FORMA COMBINED STATEMENT OF INCOME FOR
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (Unaudited)

                                                         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                             --------------------------------------------------------------------
                                                                                                  Total Pro Forma
                                                 ZCO          PMC       Combined     Adjustments      Combined
                                                 ---          ---       --------     -----------  ---------------

Revenues:
 Investment banking and commission income    $36,570,535             -  $ 36,570,535               $ 36,570,535
 Investment management fees                    6,905,897  $ 15,810,571    22,716,468                 22,716,468
 Interest and dividends                        6,664,632             -     6,664,632   (140,000)      6,524,632
 Gross profit on chemical products             2,660,304             -     2,660,304                  2,660,304
 Insurance agency                                928,603             -       928,603                    928,603
 Other                                         2,337,688       203,987     2,541,675                  2,541,675
                                             -----------  ------------  ------------  ---------    ------------
      Total revenues                         $56,067,659  $ 16,014,558  $ 72,082,217   (140,000)   $ 71,942,217

Expenses:
 Employee compensation and benefits          $30,585,796  $  6,104,866  $ 36,690,662               $ 36,690,662
 Commissions and clearing fees                 4,486,175       466,870     4,953,045                  4,953,045
 Investment manager and other fees                     -     9,686,257     9,686,257                  9,686,257
 Communications                                2,848,676             -     2,848,676                  2,848,676
 Occupancy and equipment                       4,289,114     2,450,175     6,739,289                  6,739,289
 Advertising and Promotion                     3,082,686       798,857     3,881,543                  3,881,543
 Professional and regulatory                     964,100       947,180     1,911,280                  1,911,280
 Interest                                      5,473,254             -     5,473,254                  5,473,254
 Amortization of goodwill                              -     6,143,642     6,143,642   (448,000)      6,591,642
 Other operating expenses                      4,824,101     1,078,725     5,902,826                  5,902,826
                                             -----------  ------------  ------------  ---------    ------------
      Total expenses                         $56,553,902  $ 27,676,572  $ 84,230,474  $(448,000)   $ 84,678,474
                                             -----------  ------------  ------------  ---------    ------------

Income (loss) before income taxes            $  (486,253) $(11,662,014) $(12,148,257) $(588,000)   $(12,736,257)
Benefit from income taxes                         84,000             -        84,000     56,000         140,000
                                             -----------  ------------- ------------  ---------    ------------
Net income (Loss)                            $  (402,243) $(11,662,014) $(12,064,257) $ 532,000    $(12,596,257)
                                             ===========  ============  ============  =========    ============

Net (loss) per share of common stock:
     Basic (loss) per share:                 $     (.17)                                                 $(5.31)
     Diluted (loss) per share:               $     (.17)                                                 $(5.19)

Average number of shares outstanding:         2,372,090                                               2,372,090
     Basic                                    2,428,934                                               2,428,934
     Diluted

The accompanying notes to consolidated financial statements are an integral part of this statement.

                     THE ZIEGLER COMPANIES, INC. (ZCO) AND
                         PMC INTERNATIONAL, INC. (PMC)
              PRO FORMA COMBINED SEPTEMBER 30, 1998 BALANCE SHEET
                                  (Unaudited)

                                                                             SEPTEMBER 30, 1998
                                                    ---------------------------------------------------------------------
                                                                                                          Total Pro Forma
                                                        ZCO           PMC        Combined    Adjustments     Combined
                                                        ---           ---        --------    -----------  ---------------
ASSETS:
 Cash and short-term investments                    $ 29,670,639   $  289,828  $ 29,960,467  $(4,180,375)   $ 25,780,092
 Securities inventory                                 91,127,223            -    91,127,223                   91,127,223
 Securities purchased under agreements to resell      19,160,049            -    19,160,049                   19,160,049
 Accounts receivable - other                           6,908,782    1,081,080     7,989,862                    7,989,862
 Investment in and receivable from affiliates          1,660,496            -     1,660,496                    1,660,496
 Notes receivable                                      7,531,560       74,350     7,605,910                    7,605,910
 Other investments                                    29,635,465            -    29,635,465                   29,635,465
 Land, buildings and equipment, net                   12,194,860      783,052    12,977,912                   12,977,912
 Software and product development cost                         -      434,238       434,238                      434,238
 Deferred income tax benefit                           2,847,471            -     2,847,471                    2,847,471
 Other assets                                          7,761,304      903,698     8,665,002                    8,665,002
 Goodwill                                                      -    1,251,075     1,251,075    8,952,523      10,203,598
                                                    ------------   ----------  ------------  -----------    ------------
      Total assets                                  $208,497,849   $4,817,321  $213,315,170  $ 4,772,148    $218,087,318

      THE ZIEGLER COMPANIES, INC. (ZCO) AND PMC INTERNATIONAL, INC. (PMC)
                        PRO FORMA COMBINED BALANCE SHEET
                                  (Unaudited)

                                                                                   SEPTEMBER 30, 1998
                                                       -------------------------------------------------------------------------
                                                                                                                 Total Pro Forma
                                                            ZCO            PMC         Combined     Adjustments     Combined
                                                            ---            ---         --------     -----------  ---------------
LIABILITIES AND STOCKHOLDERS' EQUITY
 Short-term notes payable                              $ 14,542,839       $      -   $ 14,542,839  $               $ 14,542,839
 Securities sold under agreements to repurchase          39,788,000              -     39,788,000                    39,978,800
 Payable to customers                                       720,426              -        720,426                       720,426
 Payable to broker-dealers and clearing                                          -
   organizations                                         63,876,205              -     63,876,205                    63,876,205
 Accounts payable                                         1,345,316      5,810,327      7,155,643                     7,155,643
 Deferred revenue                                                 -      1,154,179      1,154,179                     1,154,179
 Securities sold, not yet purchased                      19,373,640              -     19,373,640                    19,373,640
 Notes payable to banks                                     816,294      2,263,380      3,079,674                     3,079,674
 Bonds payable                                            6,922,309              -      6,922,309                     6,922,309
 Other liabilities and deferred items                     9,877,787        361,583     10,239,370                    10,239,370
                                                       ------------   ------------   ------------  ------------    ------------
      Total liabilities                                $157,262,816   $  9,589,469   $166,852,285                  $166,852,285

 Shareholders' equity
   Common stock                                        $  3,544,030   $     44,468   $  3,588,498  $    (44,468)   $  3,544,030
   Preferred stock                                                -        345,455        345,455      (345,455)              -
   Additional paid-in capital                             6,058,808     20,989,816     27,048,624   (20,989,816)      6,058,808
   Retained earnings (deficit)                           59,626,375    (26,151,887)    33,474,488    26,151,887      59,626,375
   Treasury stock, at cost, 1,128,398 and
    1,120,257 shares, respectively                      (17,708,578)             -    (17,708,578)                  (17,708,578)
   Unearned compensation                                   (285,602)             -       (285,602)                     (285,602)
                                                       ------------   ------------   ------------  ------------    ------------
       Total Shareholders' equity
                                                       $ 51,235,033     (4,772,148)    46,462,885     4,772,148      51,235,033
                                                       ------------   ------------   ------------  ------------    ------------
       Total liabilities and stockholders' equity      $208,497,849   $  4,817,321   $213,315,170             -    $218,087,318
                                                       ============   ============   ============  ============    ============

The accompanying notes to consolidated financial statements are an integral part of this pro forma balance sheet.

            THE ZIEGLER COMPANIES, INC. AND PMC INTERNATIONAL, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1 - PERIODS COMBINED

The unaudited consolidated statements of income for the nine months ended September 30, 1998 and for the fiscal year ended December 31, 1997 have been combined with the PMC consolidated statements of income for the nine months ended September 30, 1998 (unaudited) and for the year ended December 31, 1997. Ziegler's September 30, 1998 unaudited consolidated balance sheet has been combined with PMC's September 30, 1998 unaudited consolidated balance sheet.

NOTE 2 - PRO FORMA NET EARNINGS PER SHARE

The unaudited pro forma combined net earnings per common share is based upon the weighted average number of common shares of Ziegler outstanding for each period.

NOTE 3 - RECLASSIFICATIONS (PMC)

Certain reclassifications, none of which affect net income, have been made to the PMC statements of income to conform to Ziegler's presentation.

NOTE 4 - PRO FORMA ADJUSTMENTS

The unaudited pro forma statements are based on the following adjustments and related assumptions. The actual purchase accounting adjustments will be made on the basis of subsequent information and, therefore, will differ from those reflected in the unaudited pro forma statements.

A summary of the consideration paid to give effect to the Merger is as follows:

      Cash consideration paid to shareholders: (Note 4)
           4,446,942 shares of Common Stock at $0.60                             $2,668,165
           398,368 shares of Preferred Stock at $2.50                               995,920
           40,300 shares of Preferred Stock at $3.50                                141,050
           Legal, accounting and other professional fees (estimated)                375,000
                                                                                 ----------
                 Total cash consideration paid                                   $4,180,135

     Net liabilities of PMC assumed by Ziegler                                   $4,772,148
                                                                                 ----------

                 Preliminary estimate of total consideration paid                $8,952,283
                                                                                 ==========

The purchase accounting adjustments to record the Merger used in the preparation of the unaudited Pro Forma Condensed Statements of Income for
the nine month period ended September 30, 1998 is:                             Nine Months Ended
                                                                               September 30, 1998
                                                                               ------------------
1.  Reflects the estimated reduction in interest income from investment securities liquidated to fund the cash component of the merger
    consideration assuming an interest rate of 5.5%.                                140,000

2.  Reflects the amortization of goodwill arising from this transaction
    assuming an estimated life of 15 years straight line.                           448,000

The purchase accounting adjustments to record the Merger used in the
preparation of the unaudited Pro Forma Condensed Statements of Income for          Year Ended
the year ended December 31, 1997 is:                                           December 31, 1998
                                                                               -----------------

1.  Reflects the estimated reduction in interest income from investment securities liquidated to fund the cash component of the merger
    consideration assuming an interest rate of 5.5% in both years.                  186,000

 2.  Reflects the amortization of goodwill arising from this transaction
 assuming an estimated life of 15 years straight line.                              597,000

NOTE 5: - INCOME TAX EXPENSE

The PMC reserves and write-offs created deferred tax assets at September 30, 1998 relating to tax basis differences arising from the timing of deducting certain assets and expense for tax purposes. Because of PMC's net operating loss position, these assets are fully reserved for as of September 30, 1998. To the extent these timing differences result in future consolidated tax benefits, these assets may be recoverable. It is not possible to determine at this time the future tax benefit, if any, that may arise from these deferred tax assets.

                          THE ZIEGLER COMPANIES, INC.
                          (Commission File No. 0-6237)

                                 EXHIBIT INDEX
                                       to
                            FORM 8-K CURRENT REPORT
                       Date of Report: December 10, 1998

                                                            Incorporated Herein               Filed
Exhibit              Description                             by Reference to                 Herewith
-------              -----------                           -------------------               --------
2        Agreement and Plan of Merger, dated          Exhibit (c)(1) to the Tender Offer
         as of November 3, 1998, among The            Statement on Schedule 14D-1 filed by
         Ziegler Companies, Inc., ZACQ Corp.          The Ziegler Companies, Inc. and
         and PMC International, Inc.                  ZACQ Corp. on November 10, 1998
                                                      (the "Schedule 14D-1")

23       Consent of Spicer, Jeffries & Co.                                                       X

99.1     Consolidated balance sheets of PMC           The Annual Report on Form 10-KSB,
         International, Inc. and subsidiaries as      as amended, filed by PMC
         of December 31, 1997 and 1996 and            International, Inc. on March 31, 1998
         related consolidated statements of
         operations, changes in shareholders'
         equity (deficit) and cash flows for each
         of the two years in the period ended
         December 31, 1997, and the related
         notes thereto and auditors' report
         thereon, incorporated by reference in
         Item 7(a) of this report

99.2     Unaudited condensed consolidated             The Quarterly Report on Form 10-
         balance sheet of PMC International,          QSB filed by PMC International, Inc.
         Inc. and subsidiaries as of September        on November 16, 1998
         30, 1998 and the related condensed
         consolidated statements of income and
         cash flows for the three months and
         nine months ended September 30, 1998
         and 1997, and the notes thereto,
         incorporated by reference in Item 7(a)
         of this report

99.3     Offer to Purchase, dated November 9,         Exhibit (a)(1) to the Schedule 14D-1
         1998

99.4     Letter of Transmittal, dated                 Exhibit (a)(2) to the Schedule 14D-1
         November 9, 1998

99.5     Supplemental Letter #1, dated                Exhibit (a)(8) to the Schedule 14D-1
         November 23, 1998                            filed with Amendment No.1 to the
                                                      Schedule 14D-1 by The Ziegler
                                                      Companies, Inc. and ZACQ Corp. on
                                                      November 23, 1998

99.6     Supplemental Letter #2, dated                Exhibit (a)(9) to the Schedule 14D-1
         December 3, 1998                             filed with Amendment No. 2 to the
                                                      Schedule 14D-1 by The Ziegler
                                                      Companies, Inc. and ZACQ Corp. on
                                                      December 3, 1998

                                      EI-1